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                                                                    Exhibit 11.0


                             BTU INTERNATIONAL, INC.
        CALCULATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
             (Dollars in thousands, except share and per share data)


                                           For the Three Months Ended       For the Six Months Ended
                                           --------------------------       -------------------------
                                            June 27,         June 28,        June 27,        June 28,
                                             1999             1998            1999             1998
                                           ---------        ---------       ---------       ---------

Net income                                 $     608        $     480       $   1,152       $     606
                                           ---------        ---------       ---------       ---------
Net income applicable to
     common stockholders                   $     608        $     480       $   1,152       $     606
                                           =========        =========       =========       =========
Weighted average number of
  shares outstanding:
     Basic Shares                          6,795,272        7,153,569       6,799,744       7,214,396
     Effect of Dilutive Options              129,512           57,945         111,768          71,644
                                           ---------        ---------       ---------       ---------
     Diluted Shares                        6,924,784        7,211,514       6,911,512       7,286,040
                                           =========        =========       =========       =========
Earnings per Share
     Basic                                 $    0.09        $    0.07       $    0.17       $    0.08
     Diluted                               $    0.09        $    0.07       $    0.17       $    0.08
                                           =========        =========       =========       =========

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